UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to Section 240.14a-12

INTERACTIVE INTELLIGENCE GROUP, INC.
(Name of Registrant as Specified in its Charter)
______________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1)	Title of each class of securities to which transaction applies:
_______________________________________________________________________________
(2)	Aggregate number of securities to which transaction applies:
_______________________________________________________________________________
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_______________________________________________________________________________
(4)	Proposed maximum aggregate value of transaction:
_______________________________________________________________________________
(5)	Total fee paid:
_______________________________________________________________________________

☐    Fee paid previously with preliminary materials.
☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
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(2)	Form, Schedule or Registration Statement No.:
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(3)	Filing Party:
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(4)	Date Filed:
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On August 31, 2016, the Company distributed the following Dutch translation of the press release previously issued by the Company on August 31, 2016:

Genesys en Interactive Intelligence akkoord over overname

Amsterdam, 31 augustus 2016 - Genesys (www.genesys.com), marktleider in omnichannel customer experience en contact center solutions, en Interactive Intelligence Group Inc. (Nasdaq:ININ) (www.inin.com), een van de leidende leveranciers in cloud en on-premise oplossingen voor customer engagement, communications en collaboration, hebben vandaag aangekondigd dat een definitieve overeenkomst te hebben bereikt waarbij Genesys Interactive Intelligence zal overnemen. Deze transactie heeft een geschatte waarde van ongeveer $ 1,4 miljard.
Het volledige bericht staat hier (Engelstalig): http://investors.inin.com//releaseDetail.cfm?ReleaseID=987197

Als grotere organisatie en ook op nog grotere schaal opererend wil Genesys de innovatie belangrijk versnellen in de markt voor customer experience. Zowel de cloud als het on-premise portfolio blijft ondersteund en aangeboden worden, met significante investeringen in het totale portfolio.

"Dit is een belangrijke mijlpaal waarbij we onze gezamenlijke expertise en kunde combineren ten behoeve van langdurige klantrelaties, versnelde innovatie en meer groei,” zegt Paul Segre, CEO van Genesys. “Wij blijven volop investeren in het hele productportfolio van Interactive Intelligence om het momentum vast te houden van PureCloud, Communication-as-a-Service (CaaS) en Customer Interaction Center (CIC), als aanvulling op het rijke aanbod van het huidige portfolio van Genesys. We kijken er naar uit om samen met het team van Interactive Intelligence nog meer innovatie en waarde te genereren voor onze klanten en partners over de wereld.”

Dr. Don Brown, CEO van Interactive Intelligence geeft onder meer aan: "We hebben 22 jaar gebouwd aan een excellent bedrijf met innovatieve, disruptieve technologie die de manier van zaken doen veranderen. De combinatie van Genesys en Interactive Intelligence resulteert in een compleet portfolio voor de hele markt. Samen zullen zij bijven groeien en tegemoetkomen aan de wensen en van organisaties wereldwijd.”

De transactie zal naar verwachting aan het eind van het jaar zijn afgerond, na officiële goedkeuring van onder andere de aandeelhouders van Interactive Intelligence. De transactie is al unaniem goedgekeurd door de Raad van Bestuur van Interactive Intelligence en het Operating Committee van Genesys. Don Brown, die ongeveer 17% van de aandelen van Interactive Intelligence bezit, heeft aangegeven voor de transactie te stemmen.

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Over Genesys
Genesys, werelds #1 Customer Experience Platform, laat bedrijven moeiteloos omnichannel customer experiences, journeys en relaties creëren. Al meer dan 25 jaar zetten wij de klant centraal in alles wat wij doen en we geloven met hart en ziel dat fantastische customer engagement zorgt voor fantastische bedrijfsresultaten. Genesys wordt vertrouwd door meer dan 4.700 klanten in 120 landen voor het aansturen van meer dan 25 miljard contact center interacties per jaar in de cloud en on premises. Voor meer informatie: www.genesys.com.

Over Interactive Intelligence
Interactive Intelligence Group Inc. (Nasdaq: ININ) is wereldwijd leverancier van cloud services op het gebied van customer engagement, communications en collaboration. Met een geschiedenis van meer dan 20 jaar van ‘industry firsts’, 150+ patentaanvragen en meer dan 6000 wereldwijde klantimplementaties, biedt Interactive Intelligence een snelle ROI maar ook betrouwbaarheid, schaalbaarheid en veiligheid. Het is ook de enige leverancier die door de top-analistenfirma als ‘leader’ wordt aangemerkt in de markt voor customer engagement in zowel de cloud services als de serveroplossingen. Het hoofdkantoor is gevestigd in Indianapolis, USA en heeft wereldwijd meer dan 2000 werknemers. Het Benelux-kantoor is gevestigd in Amsterdam. www.inin.com/nl

Contact
Voor Genesys:
Sterling Communications
Lisa Hawes or Sarah Koniniec, +1 408-395-5500
genesys@sterlingpr.com

of

Voor Interactive Intelligence:
ICR, Inc.
Seth Potter, +1 646-277-1230
seth.potter@icrinc.com
of
Interactive Intelligence
Christine Holley, +1 317-715-8220
Senior Director, Market Communications
christine.holley@inin.com

Important Additional Information

In connection with the proposed merger, Interactive Intelligence intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, Interactive Intelligence will mail proxy materials to each shareholder entitled to vote at the special meeting relating to the proposed merger. Shareholders are urged to carefully read the proxy statement and any other proxy materials in their entirety (including any amendments or supplements thereto) and any other relevant documents that Interactive Intelligence will file with the SEC when they become available because they will contain important information. The proxy statement and other relevant materials (when available), and any and all documents filed by Interactive Intelligence with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by Interactive Intelligence via the Investor Relations section of its website at http://investors.inin.com, or copies may be obtained, without charge, by directing a request to Chief Financial Officer, Interactive Intelligence Group, Inc., 7601 Interactive Way, Indianapolis, Indiana 46278 or by calling (317) 715-8265.

Participants in the Solicitation
 This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Interactive Intelligence, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the shareholders of Interactive Intelligence in connection with the proposed merger. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Interactive Intelligence’s shareholders in connection with the proposed merger, and any interest they have in the proposed merger, will be set forth in the definitive proxy statement when it is filed with the SEC. Information regarding Interactive Intelligence’s directors and officers is set forth in Interactive Intelligence’s proxy statement for its 2016 Annual Meeting of Shareholders, which was filed with the SEC on April 8, 2016, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on February 29, 2016. These documents may be obtained for free at the SEC’s website at www.sec.gov, and via Interactive Intelligence’s Investor Relations section of its website at http://investors.inin.com.

Cautionary Note Regarding Forward-Looking Statements
This document may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the merger. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and similar words or expression. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) Interactive Intelligence may be unable to obtain shareholder approval as required for the merger; (2) conditions to the closing of the merger, including the obtaining of required regulatory approvals, may not be satisfied; (3) the merger may involve unexpected costs, liabilities or delays; (4) the business or stock price of Interactive Intelligence may suffer as a result of uncertainty surrounding the merger; (5) the outcome of any legal proceedings related to the merger; (6) Interactive Intelligence may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (8) the ability to recognize benefits of the merger; (9) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (10) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all; (11) the risks described from time to time in Interactive Intelligence’s reports filed with the SEC under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, subsequent Quarterly Reports on Form 10-Q and in other of Interactive Intelligence’s filings with the SEC; and (12) general industry and economic conditions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, Interactive Intelligence undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.